5


                  EXECUTIVE SEVERANCE AGREEMENT

                             BETWEEN
                         EXECUTIVE NAME
                               AND
                   THE LIPOSOME COMPANY, INC.




     CONTENTS
                                                                PAGE

       Article 1.  Definitions                                    1

       Article 2.  Severance Benefits                             6

       Article 3.  Form and Timing of Severance Benefits          9

       Article 4.  Excise Tax Gross-Up                           10

       Article 5.  The Company's Payment Obligations             11

       Article 6.  Term of Agreement                             12

       Article 7.  Legal Remedies                                12

       Article 8.  Successors                                    12

       Article 9.  Indemnification                               13

       Article 10. Miscellaneous                                 13

                   THE LIPOSOME COMPANY, INC.

                  EXECUTIVE SEVERANCE AGREEMENT


THIS AGREEMENT is made and entered into as of this 22nd day of January, 1998, by and between The Liposome Company, Inc., a Delaware corporation (hereinafter referred to as the "Company") and ____________ (hereinafter referred to as the "Executive").

WITNESSETH:

WHEREAS, the Board of Directors of the Company has approved the Company entering into severance agreements with certain key executives of the Company and its subsidiaries; and

WHEREAS, the Executive is a key executive of the Company or of its subsidiary; and

WHEREAS, should the possibility of a Change in Control of the Company arise, the Board believes it imperative that the Company and the Board should be able to rely upon the Executive to continue in his or her position, and that the Company should be able to receive and rely upon the Executive's advice, if requested, as to the best interests of the Company and its shareholders without concern that the Executive might be distracted by the personal uncertainties and risks created by the possibility of a Change in Control; and

WHEREAS, should the possibility of a Change in Control arise, in addition to his or her regular duties, the Executive may be called upon to assist in the assessment of such possible Change in Control, advise management and the Board as to whether such Change in Control would be in the best interests of the Company and its shareholders, and to take such other actions as the Board might determine to be appropriate;

NOW, THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of his or her advice and counsel notwithstanding the possibility, threat, or occurrence of a Change in Control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive agree as follows:

ARTICLE 1.  DEFINITIONS

Whenever used in this Agreement, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)     "Agreement" means this Executive Severance Agreement.

(b)"Base Salary" means the salary of record paid to the Executive as annual salary, excluding amounts received under incentive or other bonus plans, whether or not deferred.

(c)"Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d)"Beneficiary" means the persons or entities designated or deemed designated by the Executive pursuant to Section 9.2 hereof.

(e)"Board" means the Board of Directors of the Company.

(f)"Cause" shall be determined by the Chairman of the Board and the Executive's direct supervisor, in exercise of his or their good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

   (i)The willful and continued failure by the Executive to substantially perform his or her duties (other than any such failure resulting from the Executive's Disability), after a written demand for substantial performance is delivered by the Chairman of the Board to the Executive that specifically identifies the manner in which the Company believes that the Executive has not substantially performed his duties, and the Executive has failed to remedy the situation within thirty (30) calendar days of receiving such notice; or

   (ii) The Executive's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or

  (iii) The willful engaging by the Executive in gross misconduct materially and demonstrably injurious to the Company, as determined by the Chairman of the Board. However, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

(g)` "Chairman of the Board" shall mean the member of the Board duly elected by the Board to serve as its chairman, as prescribed in the Company's By-Laws.

(h)"Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

   (i)When a "person," as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Company representing (A) more than thirty-five percent (35%) of the combined voting power of the Company's then outstanding securities, unless such person is subject to contractual restrictions that would preclude him or her from voting such shares in a manner to influence or control the management of the Company's business, provided that in the event such contractual restrictions are removed, a Change of Control will be deemed to have occurred on the effective date of such removal or on such later date as the Executive receives actual notice of such removal, or (B) one hundred percent (100%) of the combined voting power of the Company's then outstanding securities regardless of any contractual restrictions. For purposes of this provision, "person" shall not include the Company, any subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or any person holding the Company's Common Stock by, for or pursuant to the terms of such a plan; and "voting power" shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the
      election   of  directors.   For  the  purpose  of   Section
      (h)(i)(A) and (h)(iii)(B) of this Agreement, the right to vote shares in a transaction for which stockholder approval is required under Sections 251 through 258 (mergers), 271 (sale of assets), or 275 (dissolution) of the Delaware General Corporation Law, as the same may be amended from time to time, will not, in themselves, be deemed, to constitute the right to vote such shares "in a manner to influence or control the management of the Company's business". Whether other voting rights may be granted to a beneficial owner without enabling it to influence or control the management of the Company's business will depend on the totality of rights granted in each case.

   (ii) When, as a result of a vote of stockholders for which proxies are solicited by or on behalf of any person other than the Company in accordance with the SEC rules issued under Section 14 of the Exchange Act, or which is exempt from the SEC proxy rules by reason of Rule 14a-2 under the Exchange Act, or as a result of an action by written consent of stockholders without a meeting, the "incumbent directors" cease to constitute at least a majority of the authorized number of members of the Board. For purposes of this provision, "incumbent directors" shall mean the persons who were members of the Board on January 22, 1998, and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least an absolute majority (and not just the majority of a quorum) of the Board members who were then Board members (or successors or additional members so elected or nominated).

   (iii) When the stockholders of the Company approve a merger, consolidation, or reorganization, whether or not the Company is the surviving entity in such transaction,
      (A) other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after the merger, consolidation, or reorganization; and (B) other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent less than sixty-five percent (65%) but more than one percent (1%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after the merger, consolidation or reorganization if the holder or holders of the shares in the surviving entity that do not represent the securities of the Company outstanding prior to the merger, consolidation or reorganization is or are subject to contractual restrictions that would preclude such holder or holders from voting such shares in a manner to influence or control the management of the Company's (or such surviving entity's) business, provided that in the event such contractual restrictions are removed, a Change of Control will be deemed to have occurred on the effective date of such removal or on such later date as the Executive receives actual notice of such removal.

   (iv) When the stockholders of the Company approve (A) the sale or other disposition of all or substantially all of the assets the company or (B) a complete liquidation or dissolution of the Company.

   (v)When the Board adopts a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

   However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change-in-Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (x) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (y) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by an absolute majority of the non-employee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).

(i)"Code" means the United States Internal Revenue Code of 1986, as amended.

(j)"Company" means The Liposome Company, Inc., a Delaware corporation (including any and all subsidiaries), or any successor thereto as provided in Article 8 hereof.

(k)"Disability" means permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Chairman of the Board in the exercise of good faith and reasonable judgment, upon receipt of and in reliance on sufficient competent medical advice from one or more individuals, selected by the Company, who are qualified to give professional medical advice.

(l)"Effective Date" is January 22, 1998.

(m)"Effective Date of Termination" means the date on which a Qualifying Termination occurs that triggers the payment of Severance Benefits hereunder.

(n)"Exchange Act" means the United States Securities Exchange
   Act of 1934, as amended.

(o)"Executive" means the individual named in the opening paragraph of this Agreement.

(p)"Good Reason" means, without the Executive's express written consent, the occurrence after a Change in Control of the Company of any one or more of the following:

   (i)The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including titles and reporting requirements) as an officer of the Company, or a material reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect as of ninety (90) days prior to the Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Executive;

   (ii) The Company's requiring the Executive to be based at a location in excess of thirty-five (35) miles from the location of the Executive's principal job location or office immediately prior to the Change in Control; except for required travel on the Company's business to an extent substantially consistent with the Executive's present business obligations;

   (iii)   A reduction by the Company of the Executive's Base
      Salary as in effect on the Effective Date, or as the same shall be increased from time to time;

   (iv) Any failure by the Company to pay a bonus at least equal to the average of the bonuses paid to the Executive during the three years prior to his/her Effective Date of Termination;

   (v)The failure of the Company to maintain the Executive's relative level of coverage under the Company's employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates as of the Effective Date, both in terms of the amount of benefits provided and the relative level of the Executive's participation. For this purpose, the Company may eliminate and/or modify existing programs and coverage levels; provided, however, that the Executive's level of coverage under all such programs must be at least as great as is such coverage provided to executives who have the same or lesser levels of reporting responsibilities within the Company's organization;

   (vi) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Article 8 hereof; and

   (vii) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of
      Section 2.10 hereof, and for purposes of this Agreement, no such purported termination shall be effective.

   The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

(q)"Person" has the meaning ascribed to such term in Section
   3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section
   13(d).

(r)"Qualifying Termination" means any of the events described in
   Section 2.2 hereof, the occurrence of which triggers the payment of Severance Benefits hereunder.

(s)"Severance Benefits" means the payment of severance compensation as provided in Section 2.3 hereof.

(t)"Total Payments" means the sum of the Executive's Severance Benefits and all other payments and benefits provided to the Executive by the Company that constitute "excess parachute payments" within the meaning of Code Section 280G(b)(1). Without limiting the generality of the foregoing, Total Payments shall include any and all excess parachute payments associated with outstanding long-term incentive grants (to include, but not be limited to, early vesting of stock options or restricted stock).

(u)"Window Period" means the time period commencing ninety (90) days prior to a Change in Control, as defined in Section (g) of this Article 1, and ending eighteen months after the latter to occur of: (i) any of the events defined as a Change in Control in Section 1(h); or (ii) final consummation of the liquidation, sale or disposition of assets, or the merger, consolidation or reorganization of the Company as described in Section 1(h)(iii) and (iv).

ARTICLE 2.  SEVERANCE BENEFITS

2.1. Right to Severance Benefits. The Executive shall be entitled to receive from the Company Severance Benefits as described in Section 2.3 hereof, if there has been a Change in Control of the Company and if, within the Window Period, the Executive's employment with the Company ends for any reason specified in Section 2.2 hereof. The Executive shall not be entitled to receive Severance Benefits if he/she is terminated for Cause, or if his/her employment with the Company ends due to death, Disability, retirement on or after early retirement age (as defined under the then established rules of the Company's tax-qualified retirement plan applicable to the Executive), or due to a voluntary termination of employment by the Executive without Good Reason, or if he/she fails to comply with the conditions set forth in Section 2.7 hereof.

2.2. Qualifying Termination. The occurrence of any one or more of the following events within the Window Period shall constitute a Qualifying Termination and shall trigger the payment of Severance Benefits to the Executive under this
   Agreement:

   (a)An involuntary termination of the Executive's employment by the Company for reasons other than Cause;

   (b)A voluntary termination of employment by the Executive for Good Reason;

   (c)A successor company's failure or refusal to assume the Company's obligations under this Agreement, as required by
      Article 8 hereof; or

   (d)The breach by the Company or any successor company of any of the provisions of this Agreement.

2.3. Description of Severance Benefits. In the event that the Executive becomes entitled to receive Severance Benefits, as provided in this Article 2, the Company shall pay to the Executive and provide him or her with the following:

   (a)An amount equal to twelve (12) months' of the Executive's annual Base Salary at the rate in effect at the commencement of the Window Period or any higher rate that may be in effect from that date until the Effective Date of Termination;

   (b)An amount equal to the Executive's average annual bonus earned during the three (3) full fiscal years prior to the Effective Date of Termination, or during such shorter period as the Executive has received an annual bonus. For a year in which any portion of the Executive's annual bonus was paid in stock or other non-cash consideration, the value of such stock or other non-cash consideration will be included in calculating his/her average annual bonus;

   (c)A pro rata portion of the Executive's expected bonus for the bonus plan year in which termination occurs (which expected bonus will be at least equal to the Executive's average annual bonus for the three prior bonus plan years, determined as set forth in Subsection 2.3(b), or such greater amount as the Board may determine is due), and accrued salary and vacation pay through the Effective Date of Termination;

   (d)A continuation of all benefits pursuant to any and all welfare benefit plans under which the Executive and/or the Executive's family is eligible to receive benefits and/or coverage, including, but not limited to, group life insurance, hospitalization, disability, medical and dental plans, at the same premium cost, and at the same coverage level, as in effect as of the Executive's Effective Date of Termination or as of the effective date of the Change in Control, whichever the Executive may elect. The welfare benefits described in this Subsection 2.3(d) shall continue following the Effective Date of Termination for twelve months; provided, however, that such benefits shall be discontinued prior to the end of such period in the event the Executive receives substantially similar benefits from a subsequent employer;

   (e)Reasonable Company-paid outplacement assistance, commensurate with assistance normally provided to executive-level personnel, for a period of up to twelve
      (12) months following the Effective Date of Termination, or for such longer period as the Company may agree;

   (f)The immediate vesting and exercisability of all stock options, restricted stock and other equity incentives granted to the Executive that are not otherwise vested or exercisable; and

   (g)Any other accrued rights of the Executive.

2.4. Termination for Total and Permanent Disability. Following a Change in Control of the Company, if the Executive's employment is terminated due to Disability, the Executive shall receive his or her Base Salary through the Effective Date of Termination, at which point in time the Executive's benefits shall be determined in accordance with the Company's retirement, insurance, and other applicable plans and programs then in effect.

2.5. Termination for Retirement or Death. Following a Change in Control of the Company, if the Executive's employment is terminated by reason of his or her retirement (as defined under the then-established rules of the Company's tax-qualified retirement plan), or death, the Executive's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect.

2.6. Termination for Cause or by the Executive Other Than for Good Reason. Following a Change in Control of the Company, if the Executive's employment is terminated either: (i) by the Company for Cause; or (ii) by the Executive other than for Good Reason, the Company shall pay the Executive his or her full Base Salary and accrued vacation through the Effective Date of Termination, at the rate then in effect, plus any other amounts to which the Executive is entitled under any compensation or benefit plans of the Company at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

2.7. Conditions to Severance Benefits. As conditions of the Executive's entitlement and continued entitlement to the Severance Benefits provided in Section 2.3, the Executive is required to (i) honor in accordance with their terms the provisions of Section 2.8 and 2.9 hereof and the provisions of the confidential information agreement signed by the Executive at the beginning of his/her employment (the "Employee Confidentiality Agreement"), and (ii) execute and honor the terms of a waiver and release of claims against the Company substantially in the form attached hereto as Exhibit A (and as may be modified consistent with the purposes of such waiver and release to reflect changes in the law following the Effective Date). In the event that the Executive fails to abide by the foregoing, all payments and benefits to which the Executive may otherwise have been entitled under Section 2.3 shall immediately terminate and be forfeited, and the Executive shall be entitled to no severance benefits in excess of those provided in the Company's standard severance policy in effect as of the Executive's Effective Date of Termination, and the Executive shall repay to the Company any payment received that is in excess of such amount. For purposes of this Section, the Executive shall be treated as having failed to honor the provisions of Sections 2.8 or 2.9 hereof or the provisions of the Employee Confidentiality Agreement only following written notice by the Company or its successor of the alleged failure and an opportunity for the Executive to cure the alleged failure for a period of thirty (30) days from the date of such notice.

2.8. Services During Certain Events. In the event a Person begins a tender or exchange offer, circulates a proxy to shareholders of the Company, or takes other steps seeking to effect a Change in Control, the Executive agrees that he or she will not voluntarily leave the employ of the Company and will render services until such Person has abandoned or terminated his or its efforts to effect a Change in Control, or until six (6) months after a Change in Control has occurred; provided, however, that the Company may terminate the Executive's employment for Cause at any time, and the Executive may terminate his or her employment any time after the Change in Control for Good Reason.

2.9. Non-Competition. The Executive shall not, either during the term of his/her employment with the Company or for a period of twelve months after a Qualifying Termination, become affiliated with or conduct, directly or indirectly, any business involved in the research, development, manufacture or sale of lipids or liposomes, or products or services which use natural or artificial lipids or liposomes to encapsulate, enhance or deliver any drug product (a "Competitor"); provided, however, that, after his/her Effective Date of Termination, the Executive may become affiliated with a non-competing subsidiary, division or other business unit of a Competitor if the Executive's services are provided only to such separate business unit, and the Executive may become affiliated with an entity that provides goods or services to a Competitor if the Executive does not personally participate in the provision of goods or services to the Competitor.

2.10. Notices. In the event of a transaction that would constitute a Change of Control but for the provisions of
   Section 1(h)(i)(A) or 1(h)(iii)(B) regarding contractual restrictions on the acquiror, the Company will give written notice to the Executive that no Change of Control has occurred. Likewise, in the event that such contractual restrictions are subsequently removed, the Company will give written notice to the Executive that a Change of Control has occurred or will occur as of the effective date of the removal of such restrictions. Any termination by the Company for Cause or by the Executive for Good Reason following a Change of Control shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.


ARTICLE 3.  FORM AND TIMING OF SEVERANCE BENEFITS

3.1. Form and Timing of Severance Benefits. The Severance Benefits described in Sections 2.3(a), 2.3(b), 2.3(c), 2.3(e), and 2.3(f) hereof shall be paid in cash to the Executive in a single lump sum as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date. Any payment required under this Section 3.1, or any other provision of this Agreement, that is not made in a timely manner will bear interest at a rate equal to one hundred twenty percent (120%) of the applicable federal rate, as in effect under Section 1274(d) of the Code for the month in which the payment is required to be made.

3.2. Withholding of Taxes. The Company shall be entitled to withhold from any amounts payable under this Agreement all taxes as legally shall be required (including, without limitation, any United States Federal taxes, and any other state, city, or local taxes).


ARTICLE 4.  EXCISE TAX GROSS-UP

4.1Equalization Payment. In the event that the Executive becomes entitled to Severance Benefits, if any of the Executive's Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax on the Total Payments and any federal, state, and local income tax and Excise Tax upon the Gross-up Payment provided for by this
   Section 4.1, shall be equal to the Total Payments. Such payment shall be made by the Company to the Executive as soon as practicable following the Effective Date of Termination, but in no event beyond thirty (30) days from such date.

4.2Tax Computation. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

   (a)Any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, or with any Person whose actions result in a Change in Control of the Company or any Person affiliated with the Company or such Persons) shall be treated as "parachute payments" within in the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the excise tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the excise tax;

   (b)The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of:
      (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of
      Section 280G(b)(1) (after applying clause (a) above); and

   (c)The value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

   For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Effective Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes.

4.3Subsequent Recalculation.  In the event the Internal Revenue
   Service adjusts the computation of the Company under Section
   4.2 hereof, so that the Executive did not receive the greatest net benefit, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus an appropriate market rate of interest, as determined by the Company's independent auditors.


ARTICLE 5.  THE COMPANY'S PAYMENT OBLIGATION

5.1Payment Obligations Absolute. The Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or anyone else, except those arising under this Agreement. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever, except as provided in Section 2.7. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement, except to the extent provided in Sections 2.3(d) and 2.9 hereof.

5.2Contractual Rights to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he or she is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

ARTICLE 6.  TERM OF AGREEMENT

This Agreement will commence on the Effective Date and will terminate on January 22, 2003; provided however that this Agreement will be extended automatically for one (1) additional year at the end of this initial term and at the end of each additional year thereafter, unless the Chairman of the Board delivers written notice twelve (12) months prior to the end of such term, or extended term, to the Executive, that the Agreement will not be extended. In such case, the Agreement will terminate at the end of the term, or extended term, then in progress. However, in the event a Change in Control occurs during the original or any extended term, this Agreement will remain in effect for the longer of: (i) the duration of the Window Period; or (ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to the Executive.


ARTICLE 7.  LEGAL REMEDIES

7.1Payment of Legal Fees. To the extent permitted by law, the Company shall pay all legal fees, costs, including costs of litigation, prejudgment interest, and other expenses, incurred in good faith by the Executive as a result of the Company's wrongful refusal to provide the Severance Benefits to which the Executive becomes entitled under this Agreement, or as a result of the Company's unsuccessfully contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict between the parties pertaining to this Agreement in which the Executive is the prevailing party, or which is settled prior to the entry of a final judgment from which no appeal can be taken.

7.2Arbitration.  The Executive shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by final and binding arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of his or her job with the Company, in accordance with the rules of the American Arbitration Association then
   in effect.   Judgment may be entered on the award of the
   arbitrator in any court having proper jurisdiction. All expenses of any such arbitration in which the Executive is the prevailing party, as determined by the arbitrators, including the fees and expenses of the counsel for the Executive, shall be borne by the Company.


ARTICLE 8.  SUCCESSORS

8.1Assumption of Company's Obligations. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he or she would be entitled to hereunder if he or she had terminated his or her employment with the Company voluntarily for Good Reason. The date on which any such succession becomes effective shall be deemed the Effective Date of Termination.

8.2Payment to Beneficiary. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amount would still be payable to him or her hereunder had he or she continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the Executive's Beneficiary. If the Executive has not named a Beneficiary, then such amounts shall be paid to the Executive's devisee, legatee, or other designee, or if there is no such designee, to the Executive's estate.


ARTICLE 9.  INDEMNIFICATION

9.1Prior Agreement. The Indemnification Agreement previously entered into between the Executive and the Company is hereby reaffirmed and is not in any way canceled, superseded, modified, or amended by this Agreement, and such Indemnification Agreement shall remain in effect after a Change in Control and after the Executive's Effective Date of Termination and shall be binding on the Company and any of its successors according to its terms.

9.2Additional Commitments. Without limiting the parties' rights and obligations set forth in the above-referenced Indemnification Agreement, and in addition thereto, the Company shall indemnify the Executive to the fullest extent permitted by applicable law, and the Company (or its successor) shall maintain in full force and effect, for the duration of all applicable statute of limitation periods, insurance policies at least as favorable to the Executive as those maintained by the Company for the benefit of its directors and officers at the time of the Change in Control, with respect to all costs, charges and expenses whatsoever (including payment of expenses in advance of final disposition of a proceeding) incurred or sustained by the Executive in connection with any action, suit or proceeding to which he/she may be made a party by reason of being or having been a director, officer or employee of the Company.


ARTICLE 10.  MISCELLANEOUS

10.1 Employment Status. The Executive and the Company acknowledge that, except as may be provided under any other agreement between the Executive and the Company, the employment of the Executive by the Company is "at will," and, prior to the effective date of a Change in Control, may be terminated by either the Executive or the Company at any time, subject to applicable law. Upon a termination of the Executive's employment prior to the effective date of a Change in Control, there shall be no further rights under this Agreement; provided, however, that if such an employment termination shall occur within ninety (90) days prior to a Change in Control, then the Executive's rights shall be the same as if the termination had occurred within eighteen (18) months following a Change in Control.

10.2 Designation of Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the Executive under this Agreement. Such designation must be in the form of a signed writing acceptable to the Chairman of the Board. The Executive may make or change such designation at any time.

10.3 Confidentiality of this Agreement. The Executive shall treat the terms and conditions of this Agreement as confidential information subject to the provisions of his/her Employee Confidentiality Agreement, except that the Executive may disclose them on a privileged and confidential basis to his/her legal counsel.

10.4    Entire Agreement.  This Agreement, together with the
   Indemnification Agreement referred to in Section 9.1, contain the entire understanding of the Company and the Executive with respect to the subject matter hereof.

10.5 Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

10.6 Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and by an authorized representative of the Company, or by the respective parties' legal representatives and successors.

10.7 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the state of New Jersey shall be the controlling law in all matters relating to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of this 22nd day of January, 1998.

THE LIPOSOME COMPANY, INC.       EXECUTIVE



  By:
   Charles A. Baker
     Chairman of the Board, President and
   Chief Executive Officer
                            EXHIBIT A


             GENERAL RELEASE AND COVENANT NOT TO SUE

THIS AGREEMENT AFFECTS IMPORTANT LEGAL RIGHTS.  TAKE IT HOME AND
  READ IT CAREFULLY BEFORE YOU SIGN IT.  YOU ARE ENCOURAGED TO
   CONSULT AN ATTORNEY OF YOUR CHOICE TO REVIEW THE DOCUMENT.


     This is an Agreement between The Liposome Company, Inc., and
First_Name Last_Name. In the remainder of this document, First_Name Last_Name will be called the "Executive" and The
Liposome Company, Inc., will be called the "Company".

     IN CONSIDERATION OF the severance benefits to be provided by the Company under the Executive Severance Agreement dated January
22, 1998 (the "Severance Agreement"), the Executive hereby agrees as follows:

1.   The General Release Provided by the Executive

     The Executive agrees to release the Company, its officers, employees and directors, from all claims or demands the Executive may have based on the Executive's employment with the Company. This General Release includes a release of claims of which the Executive is unaware and of claims that are not specifically identified below. The claims released by the Executive include, but are not limited to, claims arising under:

     (1)  The Constitution of the United States;

     (2) The Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.
           621 et seq., which prohibits age discrimination in employment;

     (3)  Title VII of the Civil Rights Act of 1964, as amended,
          42 U.S.C. 2000(e) et seq., which prohibits discrimination in employment based on race, color, national origin, religion or sex;

     (4)  The Civil Rights Act of 1866, 42 U.S.C.  1981 et seq.;

     (5) The Equal Pay Act, which prohibits paying men and women unequal pay for equal work;

     (6) Any other federal, state or local law or regulation prohibiting employment discrimination;

     (7)  The Employee Retirement Income Security Act, 29 U.S.C.
           10001 et seq.;

     (8)  Executive Orders 11246 and 11141;

     (9)  The Americans with Disabilities Act of 1990, 42 U.S.C.
           12101 et seq.;

     (10) The Family and Medical Leave Act., 29 U.S.C. 2601 et seq.;

     (11) The New Jersey Family Leave Act, N.J.S.A. 34:11B-1 et seq.;

     (12) The Constitution of the State of New Jersey

     (13) The New Jersey Law Against Discrimination, N.J.S.A.
          10:5-1 et seq.;

     (14) The Conscientious Employee Protection Act., N.J.S.A.
          34:19-2 et seq.;

     (15) Any express or implied contracts with the Company;

     (16) Any federal or state Common Law and any federal, state or local statutes, ordinances and regulations.

This General Release also includes a release by the Executive of any claims for wrongful discharge and/or defamation arising out of employment or otherwise.

By signing this Agreement, the Executive waives any right the Executive has or ever had to bring or maintain any claim or action in law or in equity against the Company involving any matter arising prior to the signing of this Agreement. This General Release does not include, however, a release of (a) the Executive's right, if any, to pension, retiree, health or similar benefits under the Company's existing plans; (b) the Executive's rights under the Severance Agreement; (c) the Executive's rights under his/her indemnification agreement with the Company, or (d) the Executive's right to claim COBRA benefits, if any, under applicable law.

2.   The Executive Does Not Release Future Claims

This Agreement does not require the Executive to waive or release any rights or claims arising out of events that take place after the Effective Date of this Agreement.

3.   The Executive Retains Certain Administrative Rights

This Agreement does not require the Executive to waive or release the right to file a charge or participate in a proceeding before the Equal Employment Opportunity Commission; provided, however, that the Executive does give up the right to recover damages from such a proceeding.

4.   Consequences of Initiating an Action Released by this
Agreement

In the event the Executive initiates any legal action inconsistent with the General Release provided in this Agreement, the Company shall be released from further obligation under the Severance Agreement. The Executive agrees that, prior to proceeding with any claim or legal action released by this Agreement, the Executive shall return all additional severance benefits received under the Severance Agreement. The Executive further agrees that the repayment of those benefits shall not revoke the General Release, but is rather a condition the Executive must satisfy before seeking its revocation. The Executive agrees that if the legal action is withdrawn, dismissed, or otherwise unsuccessful, the Executive shall reimburse the Company, and any of its officers, directors or employees, for all costs, including attorneys' fees, incurred as a consequence of the Executive's legal action.

5.   The Company Admits No Liability to the Executive

The use of this Agreement by the Company does not signify any admission of wrongdoing by the Company.

6.   The Date on Which this Agreement Becomes Effective

This Agreement will not become effective or enforceable until the later of (a) the eighth day following the date the Executive signs it or (b) the day it is signed by the Company. In this Agreement, the date on which this Agreement becomes effective is called the "Effective Date".

7.   The Executive Has 21 Days to Review this Agreement

The Executive acknowledges that he or she has twenty-one (21) days after receiving this Agreement to review and consider it. The Executive may accept the terms of this Agreement at any time during the review period by signing, notarizing and returning it to The Liposome Company, Inc., One Research Way, Princeton, New Jersey 08540. The period in which the Company is required to make payment of severance benefits under Section 3.1 of the Severance Agreement will not begin until the Company receives a signed copy of this Agreement, but the Executive's Effective Date of Termination for purposes of the Severance Agreement will not be postponed during such review period.

8.   The Executive Is Encouraged to Consult an Attorney

The Executive is encouraged to consult with an attorney before signing this Agreement. The Executive understands that whether or not to do so is the Executive's decision.

9.   The Executive Has the Right to Revoke this Agreement

The Executive may revoke this Agreement within seven (7) days after signing it. If this Agreement is not revoked within such seven (7) days, it becomes effective on the eight (8th) day. If the Executive wishes to revoke this Agreement, the Executive must deliver a written Notice of Revocation to The Liposome Company, Inc., One Research Way, Princeton, NJ 08540. The Notice of Revocation will not be effective unless it is received by the Company no later than 5:00 P.M. on the seventh (7th) day after the Executive signs this Agreement. If the Executive fails to sign this Agreement or revokes this Agreement, it shall not be effective or enforceable, and the Executive will not receive the additional severance benefits provided by the Severance Agreement.

10.  New Jersey Law Applies to this Agreement

The Executive and the Company agree that this Agreement and any interpretation of it shall be governed by the laws of the State of New Jersey to the extent not inconsistent with the Employee Retirement Income Security Act of 1974, and that this Agreement shall be enforceable in the Superior Court of New Jersey.


THE EXECUTIVE ACKNOWLEDGES THAT HE/SHE HAS READ THIS AGREEMENT,
UNDERSTANDS IT, AND IS VOLUNTARILY ENTERING INTO IT.  THE
EXECUTIVE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS PROVIDED THE
EXECUTIVE A PERIOD OF TWENTY-ONE (21) DAYS TO REVIEW THIS
AGREEMENT WITH THE ADVICE OF COUNSEL SHOULD THE EXECUTIVE SO
CHOOSE.


____________________________

Signed and sworn before me this
______ day of ____________________, ____


__________________________________
NOTARY PUBLIC

                         Received and Accepted by The Liposome
Company, Inc.


                         By:
___________________________________________

                         Title:
___________________________________________

                         Date:
___________________________________________